Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-210282) of Oracle Corporation, and

(2)	Registration Statements (Form S-8 Nos. 333-216796, 333-215835, 333-215171, 333-214106, 333-212182, 333-210287, 333-208632, 333-207038, 333-202870, 333-199617, 333-195502, 333-194705, 333-193006, 333-187924, 333-186971, 333-184062, 333-181023, 333-179586, 333-179132, 333-176986, 333-171939, 333-169089, 333-164734, 333-163147, 333-157758, 333-153660, 333-151045, 333-147400, 333-145162, 333-142776, 333-142225, 333-139901, 333-139875, 333-138694, 333-136275, 333-131988, 333-131427) pertaining to equity incentive plans of Oracle Corporation;

of our reports dated June 27, 2017, with respect to the consolidated financial statements and schedule of Oracle Corporation and the effectiveness of internal control over financial reporting of Oracle Corporation included in this Annual Report (Form 10-K) of Oracle Corporation for the year ended May 31, 2017.

/s/ Ernst & Young LLP

San Jose, California

June 27, 2017